UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 27, 2015 (March 24, 2015)

Cortland Bancorp
(Exact Name of Registrant as Specified in Charter)

Ohio	000-13814	34-1451118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 637-8040 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At a meeting on March 24, 2015 the Board of Directors of Cortland Bancorp (the "Company") adopted a new stock repurchase program ("program"). Under the program, the Company is authorized to repurchase up to 200,000 of its 4,527,849 issued and outstanding shares, equating to approximately 4.4%. The program is effective through December 31, 2015, but may be limited or terminated at any time without prior notice.

Under the program, the Company may acquire shares of its common stock in the open market or in any private transaction from time to time and in accordance with applicable laws, rules and regulations. A copy of the press release dated March 27, 2015 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d) Exhibits

99.1	Press release dated March 27, 2015 regarding the adoption of a new stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015	Cortland Bancorp
	By:	/s/ JAMES M. GASIOR James M. Gasior President & Chief Executive Officer

Cortland Bancorp

CURRENT REPORT ON FORM 8-K

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press release dated March 27, 2015 regarding the adoption of a new stock repurchase program.